                                                                     Exhibit 4.8

CONTROL No.______________                   Number of Rights _______________
        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                    EASTERN STANDARD TIME ON ________, 1999

                             SAMSONITE CORPORATION
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

As the registered owner of this Subscription Certificate, you are the owner of the number of Rights shown above. Each Right entitles you to subscribe for one share of common stock, par value $.01 per share, of Samsonite Corporation (the "Basic Subscription Right"). You may subscribe for such shares at the Subscription Price of $6.00 per share. If you subscribe for all of the shares available pursuant to the Basic Subscription Right, you are also entitled to purchase an unlimited number of additional shares at the Subscription Price (subject to proration)(the "Oversubscription Privilege"). The other terms and conditions of these Subscription Rights are set forth in the enclosed Prospectus.

You have been issued_____ Rights per share of common stock that you held on ______, 1999. You have not been issued fractional Rights, but instead your number of Rights was rounded up or down to the nearest whole Right, with such adjustments as may be necessary to ensure that if all Rights are exercised, Samsonite Corporation will receive gross proceeds of $75 million.

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                              SAMPLE CALCULATION
                          OF BASIC SUBSCRIPTION RIGHT

 Shares of Common Stock owned on _______, 1999:     100    x     =        Rights
                                                ----------   ---   ------
                                                (Equals number of Rights issued)
                                                (rounded up or down
--------------------------------------------------------------------------------
                    THIS SUBSCRIPTION RIGHT IS TRANSFERABLE

The Rights are transferable. The Rights will not be listed for trading on Nasdaq or any stock exchange.

You have four choices:

  1. You can subscribe for all of the new shares listed at the top of the page (the "Basic Subscription Right").

  2. You can subscribe for more than the number of new shares listed above (the "Oversubscription Privilege"). Shares may be available to you subject to an allocation process as described in the Prospectus.

  3. You can subscribe for less than the number of new shares listed above and sell or transfer the rest of your Rights or allow them to expire; or

  4. If you do not want to purchase any additional shares, you can sell or transfer all of your Rights or disregard this material.

TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW SHARES OR TRANSFER YOUR RIGHTS.

ATTEST:                                  SAMSONITE CORPORATION

By:_____________________________       By:____________________________
   Steven R. Armstrong                    Richard H. Wiley
   Assistant Secretary                    Chief Financial Officer



                                            Control No.__________

                                            Account No.__________

                                            No. of Rights:_______

                                            CUSIP No.:___________

                 DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

   BY MAIL OR TELEGRAM:                    BY HAND:                    BY OVERNIGHT COURIER:
        EquiServe              Securities Transfer & Reporting               EquiServe
 Attn:  Corporate Actions               Services, Inc.                Attn:  Corporate Actions
      P.O. Box 9573                     c/o EquiServe                  40 Campanelli Drive
 Boston, MA  02205-9573              100 Williams Street               Braintree, MA  02184
                                     New York, NY 10038

  Delivery to an address other than one of the addresses listed above will not constitute valid delivery.
           Delivery by facsimile will not constitute valid delivery.
                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION RIGHT OR A PORTION
THEREOF:

I apply for _____________ shares x $6.00 =      $___________
          (No. of new shares)                  (Amount Enclosed)

IF YOU HAVE SUBSCRIBED FOR YOUR FULL BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:

I apply for _____________ shares x $6.00 =      $___________
         (No. of new shares)                 (Amount Enclosed)
-------------------------------------------------------------------------------

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
   TO SUBSCRIBE.  I acknowledge that I have received the Prospectus   TO TRANSFER RIGHTS: For value received, ________________ of
    for this offer and I hereby irrevocably subscribe for the         the Rights represented by this Subscription Certificate
    number of shares indicated above on the terms and conditions      are assigned to:
    specified in the Prospectus.  I hereby agree that if I fail to pay for the shares of common stock for which I have sub-
    scribed, the Company may exercise its legal remedies against me.  ------------------------------------------------------------
                                                                                     (Print Full Name of Assignee)

--------------------------------------------------------------------  ------------------------------------------------------------
                                                                                          (Print Full Address)

--------------------------------------------------------------------  ------------------------------------------------------------
Signature(s) of Subscriber(s)                                                         Signature(s) of Assignor(s)

Please give your telephone number:
(         )                                                           IMPORTANT:  The Signature(s) must correspond in every
--------------------------------------------------------------------  particular, without alteration, with the name(s) as printed on the reverse of this Subscription Certificate.
--------------------------------------------------------------------
                                                                      Your Signature must be guaranteed by: (a) a commercial bank
--------------------------------------------------------------------  or trust company, (b) a member firm of a domestic stock ex
Address for delivery of shares if other than shown on front.          change, or (c) a credit union.

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR      Signature Guaranteed: ______________________________________
 SHARES DELIVERED TO AN ADDRESS OTHER THAN THAT SHOWN ON THE FRONT                              (Name of Bank or Firm)
 OF THIS CERTIFICATE.                                                 By:_________________________________________________________
                                                                                         (Signature of Officer)

If permanent change of address, check here [_]
-----------------------------------------------------------------------------------------------------------------------------------

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO EQUISERVE, AS SUBSCRIPTION AGENT.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.